Exhibit 10.1

LEASE AGREEMENT
(Single Tenant Facility)

ARTICLE ONE:  BASIC TERMS.

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below.  Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01.  Date of Lease:  January 28, 2011

Section 1.02.  Landlord (include legal entity):  PANCAL WEST MARINE 287 LLC, a Delaware limited liability company.

Address of Landlord:         c/o Panattoni Development Company, Inc.
8775 Folsom Boulevard, Suite 200
Sacramento, CA 95826
Attn:  Carl D. Panattoni

Section 1.03.  Tenant (include legal entity):  WEST MARINE PRODUCTS, INC., a California corporation.

Address of Tenant:  500 Westridge Drive
                                      Watsonville, CA 95076
                                      Attn:  Store Development
                                      Telephone:  (831) 728-2700
                                      Facsimile:  (831) 728-2736

Section 1.04.  Property:  Approximately 240,000 rentable square feet, as described on Exhibit A, attached hereto and made a part hereof.

Section 1.05.  Lease Term: Ten (10) years, eight (8) months beginning on February 4, 2011or such other date as is specified in this Lease and ending on October 3, 2021.

Section 1.06.  Permitted Uses (See Article Five): Storage and distribution of Tenant’s products and any other lawful use .

Section 1.07.  Tenant’s Guarantor (if none, so state):  None.

Section 1.08.  Brokers (See Addendum) (if none, so state):

Landlord’s Broker:  None
Tenant’s Broker:  CB Richard Ellis

Section 1.09.  Commission payable to Landlord’s Broker (See Addendum):  per separate written agreement with Landlord.

Section 1.10.  Initial Security Deposit (See Section 3.02):  None.

Section 1.11.  Vehicle Parking Spaces Allocated to Tenant:  One hundred fifty (150) car spaces, minimum. Truck dock area to be fenced, per code.

Section 1.12.  Rent and Other Charges Payable by Tenant:

(a)  BASE RENT:  Base Rent for the Property during the Lease Term shall be payable at the rate of Three and 70/100 Dollars ($3.70) per rentable square foot per annum, equal to a total monthly Base Rent of Seventy Four Thousand Dollars ($74,000.00).  So long as Tenant is not in default of the Lease beyond any applicable cure periods, Base Rent (Base Rent only) shall be abated for the period February 4, 2011 through September 30, 2011.  Notwithstanding the abatement of Base Rent, Tenant shall continue to pay all other expenses agreed to be paid by Tenant as set forth in this Lease.

(b)  OTHER PERIODIC PAYMENTS:  (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); and (v) Maintenance, Repairs and Alterations (See Article Six).

Section 1.13.  Landlord’s Share of Profit on Assignment or Sublease SEE ADDENDUM.

Section 1.14.  Riders:  The following Riders are attached to and made a part of this Lease: Addendum, Exhibit A- legal description.

ARTICLE TWO.  LEASE TERM.

Section 2.01.  Lease of Property for Lease Term.  Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term.  The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease.  The “Commencement Date” shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.  Tenant is currently in occupancy under previous lease which expires by its terms on February 4, 2011.

Section 2.02.  Holding Over.  Tenant shall vacate the Property upon the expiration or earlier termination of this Lease.  Tenant shall reimburse Landlord for and indemnify Landlord against all compensatory damages which Landlord incurs from Tenant’s delay in vacating the Property.  If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month to month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:  BASE RENT.

Section 3.01.  Time and Manner of Payment.  Commencing on the Commencement Date, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.12(a) and in the Addendum above for the first month of the Lease Term.  On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand, except as provided and authorized by this Lease.  The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.02.  Expiration/Termination; Advance Payments.  Upon termination of this Lease under Article Seven (Damage or Destruction) or Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after expiration or termination of the Lease.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT.

Section 4.01.  Additional Rent.  All charges payable by Tenant other than Base Rent are called “Additional Rent”.  Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.  The term “rent” shall mean Base Rent and Additional Rent.

Section 4.02.  Real Property Taxes and Other Payments.

(a)  Real Property Taxes and Other Payments.  Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term.  Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes.  Within such ten (10) day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

(b)  Definition of “Real Property Tax.”  Subject to the limitations contained in this Lease, “Real Property Tax” means:  (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax.  “Real Property Tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c)  Joint Assessment.  If the Property is not separately assessed, Landlord shall reasonably determine Tenant’s share of the Real Property Tax payable by Tenant under Section 4.02(a) from the assessor’s worksheets or other reasonably available information.  Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

(d)  Personal Property Taxes.

(i)  Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.  Tenant shall attempt to have personal property taxed separately from the Property.

(ii)  If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(e)  Tenant’s Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the Real Property Taxes.  If required by law, Landlord shall join in the proceedings brought by Tenant.  However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord.  Upon the final determination of any proceedings or contest, Tenant shall immediately pay the Real Property Taxes due, together with all costs, charges, interest and penalties incidental to the proceedings.  If Tenant does not pay the Real Property Taxes when due and contests such Real Property Taxes, Tenant shall not be in default under this Lease for nonpayment of such Real Property Taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant.  The amount of such deposit shall be sufficient to pay the Real Property Taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant’s action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord.  The deposit shall be applied to the Real Property Taxes due, as determined at such proceedings.  The Real Property Taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a “tax sale” or similar enforcement proceeding.

Section 4.03.  Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.  However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

Section 4.04.  Insurance Policies.

(a)  Liability Insurance.  During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property.  Tenant shall name Landlord as additional insured’s under such policy.  The amount of such insurance shall be TWO MILLION DOLLARS
($2,000,000.00) per occurrence The liability insurance obtained by Tenant under this Section 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.  Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property.  The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)  Property and Rental Income Insurance.  During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value.  Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary.  Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property.  Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property.  During the Lease Term, Landlord shall also maintain a rental income insurance policy, at Tenant’s expense, with loss payable to Landlord, in an amount equal to one (1) year’s Base Rent, plus estimated real property taxes and insurance premiums.  Tenant shall be liable for the payment of any deductible amount under Tenant’s insurance policies maintained pursuant to this Section 4.04. Additionally, Tenant shall be liable for the payment of any deductible amount under Landlord’s insurance policies maintained pursuant to this Section 4.04 in an amount not to exceed  TEN THOUSAND DOLLARS ($10,000.00).  Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c)  Payment of Premiums.  Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Sections 4.04(a) and (b) (whether obtained by Landlord or Tenant) within thirty (30) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Section 4.04(a).  If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant’s share of the premium was computed.  If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums.  Before the Commencement Date, Tenant shall deliver to Landlord proof of insurance which Tenant is required to maintain under this Section 4.04.  At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy.  As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d)  General Insurance Provisions.

(i)  Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii)  If Tenant fails to deliver a policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii)  All insurance required under this Lease shall be maintained with companies holding a “General Policy Rating” of A-VIII or better, as set forth in the most current issue of “Best Key Rating Guide”.  Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time.  Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which tenant deems necessary to protect Landlord and Tenant.

(iv)  Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage.  Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05.  Late Charges.  Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs.  The exact amount of such costs are impractical or extremely difficult to ascertain.  Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property.  Therefore, if Landlord does not receive any rent payment within ten (10) days after it serves written notice that same is past due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Only two (2) notices per twelve (12) month period required.

Section 4.06.  Interest on Past Due Obligations.  Any amount owed by Tenant to Landlord which is not paid within ten (10) days after service of written notice that same is past due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount.  However, interest shall not be payable on late charges to be paid by Tenant under this Lease.  The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.  If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07.  Impounds for Insurance Premiums and Real Property Taxes.  If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent.  Landlord shall hold such payments in a non-interest bearing impound account.  If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due.  Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request.  If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:  USE OF PROPERTY.

Section 5.01.  Permitted Uses.  Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02.  Manner of Use.  Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste.  Tenant shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03.  Hazardous Materials.  As used in this Lease, the term “Hazardous Material” or “Hazardous Substance” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances”, now or subsequently regulated under any applicable federal, state or local laws or regulations, including, without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.  Tenant shall not cause or permit any Hazardous Material in excess of amounts requiring reporting to the government under applicable law, to be generated, produced, brought upon, used, stored, treated, released or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord.  Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material.  In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

Section 5.04.  Signs and Auctions.  Except as provided by this Lease, Tenant shall not place any signs on the Property without Landlord’s prior written consent.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

Section 5.05.  Indemnity.  Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant.  Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim.  As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct.  As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors, licensees and invitees, if applicable.

Section 5.06.  Landlord’s Access.  Landlord or its agents may enter the Property during Tenant’s business hours and on reasonable prior notice to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary.  Landlord shall give Tenant prior notice of such entry, except in the case of an emergency.  Landlord may place customary “For Sale” and, during the final 180 days of the term, “For Lease” signs on the Property.

Section 5.07.  Quiet Possession.  If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:  CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
                            ALTERATIONS

Section 6.01.  Existing Conditions.  Subject to Section 14.05 and Landlord repair obligations hereunder, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders.

Section 6.02.  Exemption of Landlord from Liability.  Except as provided by this Lease or the Addendum, Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project.  Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.  The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s negligence or willful misconduct.

Section 6.03.  Landlord’s Obligations.

(a)  Except as provided by this Lease or the Addendum, and subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time.

(b)  Landlord agrees that it will maintain, repair and/or replace the roof of the Building based upon consultation with, and recommendations of, roofing contractors retained by Landlord throughout the Lease Term.  Landlord shall not be responsible for repairing or replacing damage to the roof due to acts of Tenant, its agents, employees, contractors, licensees, or invitees.

Section 6.04.  Tenant’s Obligations.

(a)  Except as provided in Article Seven (Damage Destruction) and Article Eight (Condemnation), and except as provided by this Lease and the Addendum, Tenant shall keep all portions of the Property (including, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed).  If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended).  Tenant shall maintain a preventative maintenance contract approved by Landlord, providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. In no event shall any such preventative maintenance contract violate or void any applicable warranties.  If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property.  It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b)  Tenant shall fulfill all of Tenant’s obligations under this Section 6.04, at Tenant’s sole expense.  If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant.  In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05.  Alterations, Additions, and Improvements.

(a)  Tenant shall not make any structural alterations, additions, or improvements to the Property, or any alterations requiring the issuance of a permit, without Landlord’s prior written consent, Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.  Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a licensed contractor approved by Landlord  Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b)  Tenant shall pay when due all claims for labor and material furnished to the Property.  Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required.  Landlord may elect to record and post notices of non-responsibility on the Property.

(c)  Landlord accepts all  Tenant alterations, additions, and improvements existing at the commencement of this Lease.

Section 6.06.  Condition upon Termination.  Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean condition except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease.  However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction).  All alterations, additions and improvements shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property.  Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment.  In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment (other than portable space heaters and air conditioners); fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

Section 7.01.  Partial Damage to Property.

(a)  Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property.  If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Building is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds from the insurance policies described in Section 4.04(b) are or will be sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible.  Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b)  If the insurance proceeds are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains or is required to maintain under Section 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred.  Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease.  If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.  If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located.  Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant.  Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c)  Except as provided in Section 14.12 of the Addendum, if the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds.  The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

Section 7.02.  Substantial or Total Destruction.  If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred.  Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord’s own expense, in which case this Lease shall remain in full force and effect.  Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction.  If Landlord so elects, Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03.  Temporary Reduction of Rent.  If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired.  However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums and Real Property Taxes.  Except for such possible reduction in Base Rent, insurance premiums and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04.  Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property.  Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:  CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession).  If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property.  Any Condemnation award or payment shall be distributed in the following order:  (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property or tenant improvements constructed at Tenant’s expense (Tenant shall be entitled to the unamortized value thereof using the number of days remaining in the Lease Term prior to Tenant dispossession as the numerator and the total Lease term days as denominator); and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise.  If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.  If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

Section 9.01.  Landlord’s Consent Required.  No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below.  Landlord has the right to grant or withhold its consent as provided in Section 9.05 below.  Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

Section 9.02.  Tenant Affiliate.  Tenant may assign this Lease or sublease the Property, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”).  In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

Section 9.03.  No Release of Tenant.  Except as provided in section 1.13, no transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease.  Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Nine.  Consent to one transfer is not a consent to any subsequent transfer.  If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.  Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent.  Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04.  Offer to Terminate.  If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer.  If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply.  If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05.  Landlord’s Consent.

(a)  Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant.  Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors:  (i) the business of the proposed assignee or subtenant and the proposed use of the Property: (ii) the net worth and financial reputation of the proposed assignee or subtenant: (iii) Tenant’s compliance with all of its obligations under the Lease: and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

Section 9.06.  No Merger.  No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner.  In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN:  DEFAULTS; REMEDIES

Section 10.01.  Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02.  Defaults. Tenant shall be in material default under this Lease:

(a)  If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04;

(b)  If Tenant fails to pay rent or any other charge within ten (10) days after service of written notice that same is past due, provided that only two (2) such notices in any twelve month period shall be required thereafter;

(c)  If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion, However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d)  (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty  (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

Section 10.03.  Remedies.  On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)  Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of  such rental loss that Tenant proves Landlord could have reasonably avoided;(iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fee incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);

(b)  Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c)  Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04.  Automatic Termination.  Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding .

Section 10.05.  Cumulative Remedies.  Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN.  PROTECTION OF LENDERS.

Section 11.01.  Subordination.  Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.  Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease.  Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease and such lender executes a Recognition Agreement in a form and content described in this Lease.  Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default.  If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02.  Attornment.  If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease.  Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.03.  Signing of Documents.  Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

Section 11.04.  Estoppel Certificates.

(a)  Upon written request, either party shall execute, acknowledge and deliver to the requesting party a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that the requesting party is not in default under this Lease (or, if the requesting party is claimed to be in default, stating why); and (v) such other representations or information with respect to the responding party or the Lease as the requesting party may reasonably request or which any prospective purchaser or encumbrancer, sublessee, or assignee of the Property may require.  The responding party shall deliver such statement to the requesting party within twenty(20) days after the requesting party’s request.  The requesting party may give any such statement to any prospective purchaser or encumbrancer, sublessee, or assignee of the Property.  Such purchaser or encumbrancer, sublessee, or assignee may rely conclusively upon such statement as true and correct.

(b)  If a party does not deliver such statement within such twenty (20) day period, the requesting party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by  such certificate; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by such certificate; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that the requesting party is not in default under the Lease.  In such event, the responding party shall be estopped from denying the truth of such facts.

Section 11.05.  Tenant’s Financial Condition.  Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant.  In addition, Tenant shall deliver to any lender or prospective purchaser designated by Landlord any financial statements required by such lender or prospective purchaser to facilitate the financing, refinancing or purchase of the Property.  Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.  All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:  LEGAL COSTS

Section 12.01.  Legal Proceedings.  If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement or rights or otherwise. Furthermore,  if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs.  The losing party in such action shall pay such attorneys’ fees and costs.  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action  (a) for foreclosure of any lien for labor or material furnished to or for Tenant otherwise arising out of or resulting from any negligent or willful act or transaction of Tenant; or (b) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

Section 12.02.  Landlord’s Consent.  Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, provided such fees do not exceed $750 per request.

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS

Section 13.01.  Non-Discrimination.  Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02.  Landlord’s Liability; Certain Duties.

(a)  Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing.  Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice.  However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b)  Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and the rents, issues and profits therefrom, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03.  Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04.  Interpretation.  The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease.  Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

Section 13.05.  Incorporation of Prior Agreements; Modifications.  This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective.  All amendments to this Lease shall be in writing and signed by all parties.  Any other attempted amendment shall be void.

Section 13.06.  Notices.  All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt  requested, postage prepaid.  Notices to Tenant shall be delivered to the address specified in Section 1.03 above.  Notices to Landlord shall be delivered to the address specified in Section 1.02 above.  All notices shall be effective upon delivery.  Either party may change its notice address upon written notice to the other party.

Section 13.07.  Waivers.  All waivers must be in writing and signed by the waiving party.  Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.  No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08.  No Recordation.  Tenant shall not record this Lease without prior written consent from Landlord.  However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.  The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09.  Binding Effect; Choice of Law.  This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant.  However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease.  The laws of the state in which the Property is located shall govern this Lease.

Section 13.10.  Corporate Authority; Partnership Authority; Limited Liability Company Authority.  If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation.  Within thirty (30) days after receipt of a request from Landlord, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.  If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership.  Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11.  Joint and Several Liability.  All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant and Landlord.

Section 13.12.  Force Majeure.  If either party cannot perform any of its obligations due to events beyond its control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events.  Events beyond a party’s control include, but are not limited to, delays caused by Tenant or its agents, employees or contractors, acts of God, war, terrorism, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, delays in issuance of applicable permits or other required governmental approvals, and weather conditions. The foregoing shall not apply, however, to the payment of rent.

Section 13.13.  Execution of Lease.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.  Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14.  Survival.  All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 13.15.  Assignment by Landlord.  Landlord hereunder reserves the right to assign this Lease and cause transfer of the Property to a corporation for the purpose of construction required hereunder and to facilitate a later tax deferred exchange in accordance with Section 1031 of the United States Internal Revenue Code of 1986, as most recently amended, and Tenant agrees thereto provided that John E. Van Valkenburgh and Carl D. Panattoni personally guaranty the performance of, and such corporation assumes, all of Landlord’s obligations under the Lease.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.

“LANDLORD”

PANCAL WEST MARINE 287 LLC,
a Delaware limited liability company

By:           PanCal Portfolio, LLC,
a Delaware limited liability company,
Sole Member

By:	Panattoni PanCal, LLC,
a Delaware limited liability company,
Administrator

By:           Panattoni PanCal Manager, LLC,
a Delaware limited liability company,
Manager

By:   /s/ Carl D. Panattoni
Carl D. Panattoni, Manager

Signed on January 28, 2011

“TENANT”

WEST MARINE PRODUCTS, INC.,
a California corporation

By:   /s/ Christopher Bolling
Christopher Bolling, SVP

Signed on January 13, 2011

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED CITY OF HOLLISTER, COUNTY OF SAN BENITO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

LOT 18 OF HOLLISTER BUSINESS PARK III, TRACT NO. 169, FILED FOR RECORD SEPTEMBER 13, 1995, IN BOOK 11 OF MAPS, AT PAGE 91, SAN BENITO COUNTY RECORDS.

PARCEL TWO:

A NON-EXCLUSIVE SLOPE EASEMENT RECORDED SEPTEMBER 18, 1995, RECORDER’S FILE NO. 95-07839, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT REAL AND CERTAIN PROPERTY LOCATED IN THE COUNTY OF SAN BENITO, STATE OF CALIFORNIA, BEING A PORTION OF LOT Q AS SAID LOT IS SHOWN UPON THE RECORD OF SURVEY MAP RECORDED IN BOOK 5 OF MAPS, AT PAGE 28 OFFICIAL RECORDS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY CORNER OF LOT 16 AS RECORDED IN BOOK 10 OF MAPS AT PAGE 76; THENCE ALONG THE NORTHERLY PROJECTION OF THE EASTERLY LINE OF LOT 16 AND THE EASTERLY LINE OF THE REMAINDER PARCEL AS SHOWN ON THE AFOREMENTIONED MAP NORTH 05° 34’ 44” WEST 73.41 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG THE EASTERLY LINE OF THE REMAINDER PARCEL THE FOLLOWING COURSES, NORTH 05° 34’ 44” WEST 104.29 FEET; THENCE NORTH 18° 55’ 21” EAST 5.07 FEET; THENCE LEAVING SAID EASTERLY LINE, SOUTH 23° 07’ 08” EAST 103.20 FEET; THENCE SOUTH 66° 52’ 52” WEST 34.82 FEET TO THE TRUE POINT OF BEGINNING.

APN:  051-140-009-000